Exhibit 99.1

China GengSheng Signs Five-Year Strategic Partnership with a North American Fracture Proppant Distributor

Company to Supply 4,000 Metric Tons per Month Beginning July 2011

GONGYI, China, June 23, 2011 – China GengSheng Minerals, Inc. (AMEX:CHGS), a leading China-based high-tech industrial materials manufacturer producing heat resistant, energy efficient materials for a variety of industrial applications, today announced that it has signed a five-year strategic partnership agreement with a U.S.-based strategic advisory, marketing and technology company for the marketing and distribution of its fracture proppant products in the North American market.

Under the agreement, the parties will collaborate on the development of the fracture proppant market in North America, through the establishment of a jointly-owned brand that will be marketed to North American oil & gas producers, further increasing the GengSheng’s international market share. GengSheng will ship 4,000 metric tons of proppant products per month, beginning in July 2011, with volume increasing on a bi-monthly basis. Volume shipments are expected to reach at least 8,000 metric tons per month by October 2011.

"From our initial discussions with the partner, we were impressed not only with their capabilities, but also their deep knowledge of and strong connections within the North American fracture proppant market and oil & gas markets, and we believe they will be an ideal partner as we work to expand our presence internationally,” said Mr. Shunqing Zhang, Chairman and CEO of China GengSheng Minerals. “In addition to the significant revenue potential this partnership presents, it will provide us with our own brand specific to the North American market. The establishment of this brand will allow us to build awareness of GengSheng among international oil & gas customers, rather than remaining behind the scenes, as we had under our previous OEM sales model."

Mr. Zhang added, “In order to better address the sizeable international growth opportunities in the proppant market, we have expanded our annual manufacturing capacity to 90,000 metric tons, and have begun construction on our second production facility, which will provide another 60,000 metric tons of capacity per year, beginning in the third quarter. Given our advanced technology, increased capacity and diversified marketing channels, we are confident in our ability to quickly capture meaningful share in the overseas fracture proppants market as it continues to mature.”

Under the agreement, GengSheng’s partner has the option to purchase quantities in excess of those stipulated in the contract, based on available capacity.

About China GengSheng Minerals, Inc.

China GengSheng Minerals, Inc. ("GengSheng") develops, manufactures and markets a broad range of high-tech industrial material products, including monolithic refractories, industrial ceramics and fracture proppants. A market leader offering customized solutions, GengSheng sells its products primarily to the iron-and-steel industry as heat-resistant components for steel-making furnaces, industrial kilns and other high-temperature vessels to guarantee and improve the productivity of those expensive pieces of equipment while reducing their consumption of energy. Founded in 1986 and based in China's Henan province, GengSheng currently has over 200 customers in the iron, steel, oil, glass, cement, aluminum and chemical businesses located in China and other countries. GengSheng conducts business through GengSheng International Corporation, a British Virgin Islands company, and its Chinese subsidiaries, which are Henan GengSheng Refractories Co., Ltd., Zhengzhou Duesail Fracture Proppant Co., Ltd., Henan GengSheng Micronized Powder Materials Co., Ltd, Guizhou SouthEast Prefecture Co., Ltd., GengSheng New Materials Co., Ltd, and Henan GengSheng High Temperature Materials Co., Ltd.

China GengSheng Minerals, Inc.

For more information about the Company, please visit http://www.gengsheng.com.

To be added to the Company’s email distribution for future press releases, please send your request to gengsheng@tpg-ir.com.

Forward-looking Statement

This press release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely, ” “should,” “could,” “would,” “may” or words or expressions of similar meaning. Such forward-looking statements are only predictions and are not guarantees of future performance. Investors are cautioned that any such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties, certain assumptions and factors relating to the operations and business environments of China GengSheng Minerals, Inc. and its subsidiaries that my cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements. Although China GengSheng Minerals, Inc. believes that the expectations and assumptions reflected in the forward-looking statements are reasonable based on information currently available to its management, China GengSheng Minerals, Inc. cannot guarantee future results or events. China GengSheng Minerals, Inc. expressly disclaims a duty to update any of the forward-looking statement.

Contacts:
In the US:
The Piacente Group, Inc.
Investor Relations
Brandi Floberg or Lee Roth
1+212-481-2050
gengsheng@tpg-ir.com

In China:
The Piacente Group, Inc.
Investor Relations
Wendy Sun
+86-10-6590-7991
gengsheng@tpg-ir.com

China GengSheng Minerals, Inc.
Investor Relations
Mr. Shuai Zhang
gszs@gengsheng.com
+86-135-2551-0415

###